EXHIBIT 99.1
FOR IMMEDIATE RELEASE

NMI Holdings, Inc. Reports Record Second Quarter 2026 Financial Results
EMERYVILLE, Calif., July 30, 2026 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported net income of $105.8 million, or $1.38 per diluted share, for the second quarter ended June 30, 2026, compared to $99.3 million, or $1.28 per diluted share, for the first quarter ended March 31, 2026 and $96.2 million, or $1.21 per diluted share, for the second quarter ended June 30, 2025. Adjusted net income for the quarter was $106.0 million, or $1.38 per diluted share, compared to $99.4 million, or $1.28 per diluted share, for the first quarter ended March 31, 2026 and $96.5 million, or $1.22 per diluted share, for the second quarter ended June 30, 2025.
Adam Pollitzer, President and Chief Executive Officer of National MI, said, “In the second quarter, we again delivered standout operating performance, consistent growth in our high-quality insured portfolio, and record financial results. We have a strong customer franchise, a talented team driving us forward every day, an exceptionally high-quality book covered by a comprehensive set of risk transfer solutions, and a robust balance sheet supported by the significant earnings power of our platform. Looking forward, we’re well positioned to continue delivering differentiated growth, returns and value for our shareholders.”
Selected second quarter 2026 highlights include:
•Primary insurance-in-force at quarter end was $227.1 billion, compared to $222.3 billion at the end of the first quarter and $214.7 billion at the end of the second quarter of 2025.
•Net premiums earned were $157.5 million, compared to $154.8 million in the first quarter and $149.1 million in the second quarter of 2025.
•Total revenue was $187.9 million, compared to $183.5 million in the first quarter and $173.8 million in the second quarter of 2025.
•Insurance claims and claim expenses were $13.1 million, compared to $20.7 million in the first quarter and $13.4 million in the second quarter of 2025. Loss ratio was 8.3%, compared to 13.3% in the first quarter and 9.0% in the second quarter of 2025.
•Underwriting and operating expenses were $30.5 million, compared to $30.6 million in the first quarter and $29.5 million in the second quarter of 2025. Expense ratio was 19.4%, compared to 19.8% in the first quarter and 19.8% in the second quarter of 2025.
•Net income was $105.8 million, compared to $99.3 million in the first quarter and $96.2 million in the second quarter of 2025. Diluted EPS was $1.38, compared to $1.28 in the first quarter and $1.21 in the second quarter of 2025.
•Adjusted net income was $106.0 million, compared to $99.4 million in the first quarter and $96.5 million in the second quarter of 2025. Adjusted diluted EPS was $1.38, compared to $1.28 in the first quarter and $1.22 in the second quarter of 2025.
•Shareholders' equity was $2.7 billion at quarter end and book value per share was $35.89. Book value per share excluding the impact of net unrealized gains and losses in the investment portfolio was $36.88, up 4% compared to $35.46 in the first quarter and up 15% compared to $32.08 in the second quarter of 2025.
•Annualized return on equity for the quarter was 15.9%, compared to 15.2% in the first quarter and 16.2% in the second quarter of 2025. Annualized adjusted return on equity was 15.9%, compared to 15.2% in the first quarter and 16.3% in the second quarter of 2025.
•At quarter-end, total PMIERs available assets were $3.7 billion and net risk-based required assets were $2.1 billion.

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	6/30/2026	3/31/2026	6/30/2025	Q/Q	Y/Y
INSURANCE METRICS ($billions)
Primary Insurance-in-Force	$227.1	$222.3	$214.7	2%	6%
New Insurance Written - NIW	16.1	12.3	12.5	31%	29%

FINANCIAL HIGHLIGHTS (Unaudited, $millions, except per share amounts)
Net Premiums Earned	$157.5	$154.8	$149.1	2%	6%
Net Investment Income	30.3	28.6	24.9	6%	22%
Insurance Claims and Claim Expenses	13.1	20.7	13.4	(36)%	(2)%
Underwriting and Operating Expenses	30.5	30.6	29.5	—%	3%
Adjusted Net Income	106.0	99.4	96.5	7%	10%
Adjusted Diluted EPS	$1.38	$1.28	$1.22	8%	14%
Book Value per Share (excluding net unrealized gains and losses) (2)	$36.88	$35.46	$32.08	4%	15%
Loss Ratio	8.3%	13.3%	9.0%
Expense Ratio	19.4%	19.8%	19.8%

(1)    Percentages may not be replicated based on the rounded figures presented in the table.
(2)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholders' equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.

Conference Call and Webcast Details
The company will hold a conference call, which will be webcast live today, July 30, 2026, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the “Investor Relations” section. The conference call can also be accessed by dialing (844) 481-2708 in the U.S. or (412) 317-0664 internationally and referencing NMI Holdings, Inc.
About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize homeownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995 (the “PSLRA”). The PSLRA provides a “safe harbor” for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believe,” “can,” “could,” “may,” “predict,” “assume,” “potential,” “should,” “will,” “estimate,” “perceive,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: changes in general economic, market and political conditions and policies (including changes in interest rates and inflation) and investment results or other conditions that affect the U.S. housing market or the U.S. markets for home mortgages, mortgage insurance, reinsurance and credit risk transfer markets, including the risk related to geopolitical instability, inflation, an economic downturn (including any decline in home prices) or recession, international trade policies in areas such as tariffs or other trade restrictions, and their impacts on our business, operations and personnel; changes in the charters, business practices, policies, pricing or priorities of Fannie Mae and

EXHIBIT 99.1
Freddie Mac (collectively, the GSEs), which may include decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first-time homebuyers or on very high loan-to-value mortgages; or changes in the direction of housing policy objectives of the Federal Housing Finance Agency (“FHFA”), such as the FHFA’s priority to increase the accessibility to and affordability of homeownership for low- and moderate-income borrowers and underrepresented communities; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements (“PMIERs”) and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (“D.C.”) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers such as the Federal Housing Administration, the U.S. Department of Agriculture’s Rural Housing Service and the U.S. Department of Veterans Affairs, and potential market entry by new competitors or consolidation of existing competitors; adoption of new or changes to existing laws, rules and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including the implementation of the final rules defining and/or concerning “Qualified Mortgage” and “Qualified Residential Mortgage”; U.S. federal tax reform and other potential changes in tax law and their impact on us and our operations; legislative or regulatory changes to the GSEs’ role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential legal and regulatory claims, investigations, actions, audits or inquiries that could result in adverse judgments, settlements, fines or other relief that could require significant expenditures or have other negative effects on our business; our ability to successfully execute and implement our capital plans, including our ability to access the equity, credit and reinsurance markets and to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; lenders, the GSEs, or other market participants seeking alternatives to private mortgage insurance; our ability to implement our business strategy, including our ability to write mortgage insurance on high-quality low down payment residential mortgage loans, successfully and timely implement complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; decrease in the length of time our insurance policies are in force; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; climate risk and efforts to manage or regulate climate risk by government agencies could affect our business and operations; potential adverse impacts arising from the occurrence of any man-made disasters or public health emergencies, including pandemics; the inability of our counterparties, including third-party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; effectiveness and security of our information technology systems and digital products and services, including the risks these systems, products or services may fail to operate as expected or planned, or expose us to cybersecurity or third-party risks (including the exposure of our confidential customer and other information); and our ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading “Risk Factors” detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2025, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.
Use of Non-GAAP Financial Measures
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) enhance the comparability of our fundamental financial performance between periods and provide relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of net realized gains or losses from our investment portfolio, periodic costs incurred in connection with capital markets transactions, and other infrequent, unusual or non-operating items in the periods in which such items are incurred.

EXHIBIT 99.1
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of net realized gains or losses from our investment portfolio, periodic costs incurred in connection with capital markets transactions, and other infrequent, unusual or non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.
Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the periods that non-vested shares are anti-dilutive under GAAP.
Adjusted return on equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders' equity for the period.
Adjusted expense ratio is defined as GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions, divided by net premiums earned.
Adjusted combined ratio is defined as the total of GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions and insurance claims and claims expenses, divided by net premiums earned.
Book value per share (excluding net unrealized gains and losses) is defined as total shareholders' equity, excluding the after-tax effects of unrealized gains and losses on investments, divided by shares outstanding.
Although adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
(1)    Net realized investment gains and losses. The recognition of net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
(2)    Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
(3)    Other infrequent, unusual or non-operating items. Items that are the result of unforeseen or uncommon events, and are not expected to recur with frequency in the future. Identification and exclusion of these items provide clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include infrequent, unusual or non-operating adjustments related to severance, restricted stock modification and other expenses incurred in connection with the CEO transition announced in September 2021 and the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are infrequent or non-recurring in nature, and are not indicative of the performance of, or ongoing trends in, our primary operating activities or business.
(4) Net unrealized gains and losses on investments. The recognition of net unrealized gains or losses on investment can vary significantly across periods and is influenced by factors such as interest rate movement, overall market and economic conditions, and tax and capital profiles. These valuation adjustments may not necessarily result in economic gains or losses and are not reflective of ongoing operations.

Investor Contact
John M. Swenson
Vice President, Investor Relations & Treasury
John.Swenson@nationalmi.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income (unaudited)	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
	(In Thousands, except for per share data)
Revenues
Net premiums earned	$157,524	$149,066	$312,330	$298,432
Net investment income	30,331	24,949	58,935	48,635
Net realized investment losses	(229)	(400)	(376)	(376)
Other revenues	265	164	477	334
Total revenues	187,891	173,779	371,366	347,025
Expenses
Insurance claims and claim expenses	13,147	13,445	33,808	17,923
Underwriting and operating expenses	30,492	29,508	61,115	59,683
Service expenses	190	110	329	226
Interest expense	7,116	7,115	14,225	14,221
Total expenses	50,945	50,178	109,477	92,053

Income before income taxes	136,946	123,601	261,889	254,972
Income tax expense	31,158	27,450	56,771	56,262
Net income	$105,788	$96,151	$205,118	$198,710

Earnings per share
Basic	$1.40	$1.23	$2.70	$2.54
Diluted	$1.38	$1.21	$2.66	$2.50

Weighted average common shares outstanding
Basic	75,779	77,987	75,977	78,197
Diluted	76,585	79,256	77,010	79,557

Loss ratio (1)	8.3%	9.0%	10.8%	6.0%
Expense ratio (2)	19.4%	19.8%	19.6%	20.0%
Combined ratio	27.7%	28.8%	30.4%	26.0%

(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1

Consolidated balance sheets (unaudited)	June 30, 2026	December 31, 2025
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $3,346,838 and $3,190,174)	$3,257,940	$3,137,023
Cash and cash equivalents	72,122	43,937
Premiums receivable, net	86,778	86,259
Accrued investment income	30,874	27,253
Deferred policy acquisition costs, net	64,647	64,372
Software and equipment, net	20,755	21,727
Intangible assets and goodwill	3,634	3,634
Reinsurance recoverable	40,434	38,577
Prepaid federal income taxes	400,258	400,258
Other assets	19,933	18,058
Total assets	$3,997,375	$3,841,098

Liabilities
Debt	$418,021	$417,031
Unearned premiums	41,506	46,660
Accounts payable and accrued expenses	98,597	101,595
Reserve for insurance claims and claim expenses	214,583	196,429
Deferred tax liability, net	511,347	478,890
Other liabilities	8,125	8,507
Total liabilities	1,292,179	1,249,112

Shareholders' equity
Common stock: 75,367,346 and 76,285,242 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	890	884
Additional paid-in capital	1,012,534	1,016,772
Treasury stock, at cost: 13,628,493 and 12,086,223 common shares as of June 30, 2026 and December 31, 2025, respectively	(411,207)	(351,772)
Accumulated other comprehensive loss, net of tax	(74,324)	(46,083)
Retained earnings	2,177,303	1,972,185
Total shareholders' equity	2,705,196	2,591,986
Total liabilities and shareholders' equity	$3,997,375	$3,841,098

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations (unaudited)
	As of and for the three months ended			For the six months ended
	6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$157,524	$154,806	$149,066	$312,330	$298,432
Net investment income	30,331	28,604	24,949	58,935	48,635
Net realized investment losses	(229)	(147)	(400)	(376)	(376)
Other revenues	265	212	164	477	334
Total revenues	187,891	183,475	173,779	371,366	347,025
Expenses
Insurance claims and claim expenses	13,147	20,661	13,445	33,808	17,923
Underwriting and operating expenses	30,492	30,623	29,508	61,115	59,683
Service expenses	190	139	110	329	226
Interest expense	7,116	7,109	7,115	14,225	14,221
Total expenses	50,945	58,532	50,178	109,477	92,053

Income before income taxes	136,946	124,943	123,601	261,889	254,972
Income tax expense	31,158	25,613	27,450	56,771	56,262
Net income	$105,788	$99,330	$96,151	$205,118	$198,710

Adjustments:
Net realized investment losses	229	147	400	376	376
Adjusted income before taxes	137,175	125,090	124,001	262,265	255,348

Income tax expense on adjustments (1)	48	31	84	79	79
Adjusted net income	$105,969	$99,446	$96,467	$205,415	$199,007

Weighted average diluted shares outstanding	76,585	77,435	79,256	77,010	79,557

Diluted EPS	$1.38	$1.28	$1.21	$2.66	$2.50
Adjusted diluted EPS	$1.38	$1.28	$1.22	$2.67	$2.50

Return on equity	15.9%	15.2%	16.2%	15.5%	17.1%
Adjusted return on equity	15.9%	15.2%	16.3%	15.5%	17.2%

Expense ratio (2)	19.4%	19.8%	19.8%	19.6%	20.0%
Adjusted expense ratio (3)	19.4%	19.8%	19.8%	19.6%	20.0%

Combined ratio (4)	27.7%	33.1%	28.8%	30.4%	26.0%
Adjusted combined ratio (5)	27.7%	33.1%	28.8%	30.4%	26.0%

Book value per share (6)	$35.89	$34.57	$31.14
Book value per share (excluding net unrealized gains and losses) (7)	$36.88	$35.46	$32.08

(1)    Marginal tax impact of non-GAAP adjustments is calculated based on our statutory U.S. federal corporate income tax rate of 21%, except for those items that are not eligible for an income tax deduction.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1
(3)    Adjusted expense ratio is calculated by dividing adjusted underwriting and operating expense (underwriting and operating expenses excluding costs related to capital markets reinsurance transactions) by net premiums earned.
(4)    Combined ratio is calculated by dividing the total of underwriting and operating expenses and insurance claims and claim expenses by net premiums earned.
(5)    Adjusted combined ratio is calculated by dividing the total of adjusted underwriting and operating expenses (underwriting and operating expenses excluding costs related to capital market reinsurance transaction) and insurance claims and claim expenses by net premiums earned.
(6)    Book value per share is calculated by dividing total shareholders' equity by shares outstanding.
(7)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholders' equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.

EXHIBIT 99.1

Historical Quarterly Data	2026		2025
	June 30	March 31	December 31	September 30	June 30
	(In Thousands, except for per share data)
Revenues
Net premiums earned	$157,524	$154,806	$152,457	$151,323	$149,066
Net investment income	30,331	28,604	27,529	26,773	24,949
Net realized investment (losses) gains	(229)	(147)	487	321	(400)
Other revenues	265	212	263	262	164
Total revenues	187,891	183,475	180,736	178,679	173,779
Expenses
Insurance claims and claim expenses	13,147	20,661	21,172	18,554	13,445
Underwriting and operating expenses	30,492	30,623	31,069	29,156	29,508
Service expenses	190	139	213	162	110
Interest expense	7,116	7,109	7,133	7,124	7,115
Total expenses	50,945	58,532	59,587	54,996	50,178

Income before income taxes	136,946	124,943	121,149	123,683	123,601
Income tax expense	31,158	25,613	26,932	27,684	27,450
Net income	$105,788	$99,330	$94,217	$95,999	$96,151

Earnings per share
Basic	$1.40	$1.30	$1.23	$1.24	$1.23
Diluted	$1.38	$1.28	$1.20	$1.22	$1.21

Weighted average common shares outstanding
Basic	75,779	76,175	76,700	77,410	77,987
Diluted	76,585	77,435	78,208	78,830	79,256

Other data
Loss ratio (1)	8.3%	13.3%	13.9%	12.3%	9.0%
Expense ratio (2)	19.4%	19.8%	20.4%	19.3%	19.8%
Combined ratio (3)	27.7%	33.1%	34.3%	31.5%	28.8%

(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1
Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	($ Values In Millions, except as noted below)
New insurance written (NIW)	$16,050	$12,259	$14,203	$13,012	$12,464
New risk written	4,236	3,124	3,631	3,399	3,260
Insurance-in-force (IIF) (1)	227,095	222,318	221,448	218,376	214,653
Risk-in-force (RIF) (1)	60,825	59,517	59,313	58,538	57,496
Policies in force (count) (1)	694,273	684,977	684,058	677,010	668,638
Average loan size ($ value in thousands) (1)	$327	$325	$324	$323	$321
Coverage percentage (2)	26.8%	26.8%	26.8%	26.8%	26.8%
Loans in default (count) (1)	8,020	8,044	7,661	7,093	6,709
Default rate (1)	1.16%	1.17%	1.12%	1.05%	1.00%
Risk-in-force on defaulted loans (1)	$708	$701	$656	$600	$569
Average net premium yield (3)	0.28%	0.28%	0.28%	0.28%	0.28%
Earnings from cancellations	$0.8	$0.6	$0.8	$0.7	$0.7
Annual persistency (4)	81.4%	82.2%	83.4%	83.9%	84.1%
Quarterly run-off (5)	5.1%	5.1%	5.1%	4.3%	4.3%
(1)    Reported as of the end of the period.
(2)    Calculated as end of period RIF divided by end of period IIF.
(3)    Calculated as net premiums earned, divided by average primary IIF for the period, annualized.
(4)    Defined as the percentage of IIF that remains on our books after a given twelve-month period.
(5)    Defined as the percentage of IIF that is no longer on our books after a given three-month period.

NIW, IIF and Premiums
    The tables below present NIW and primary IIF, as of the dates and for the periods indicated.

NIW	For the three months ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	(In Millions)
Monthly	$15,661	$11,935	$13,841	$12,727	$12,214
Single	389	324	362	285	250
Total	$16,050	$12,259	$14,203	$13,012	$12,464

Primary IIF	As of
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	(In Millions)
Monthly	$211,055	$206,025	$204,925	$201,671	$197,608
Single	16,040	16,293	16,523	16,705	17,045
Total	$227,095	$222,318	$221,448	$218,376	$214,653

EXHIBIT 99.1
    The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2018 QSR Transaction, 2020 QSR Transaction, 2021 QSR Transaction, 2022 QSR Transaction, 2022 Seasoned QSR Transaction, 2023 QSR Transaction, 2024 QSR Transaction, 2025 QSR Transaction, and 2026 QSR Transaction and collectively, the QSR Transactions), traditional reinsurance transactions (the 2022-1 XOL Transaction, 2022-2 XOL Transaction, 2022-3 XOL Transaction, 2023-1 XOL Transaction, 2023-2 XOL Transaction, 2024 XOL Transaction, 2025 XOL Transaction, 2026-1 XOL, and 2026-2 XOL Transaction and collectively, the XOL Transactions), and insurance-linked note transaction (the 2021-2 ILN Transaction) for the periods indicated.

	For the three months ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	(In Thousands)
The QSR Transactions (1)
Ceded risk-in-force	$12,637,648	$12,189,562	$12,805,761	$12,699,082	$12,764,708
Ceded premiums earned	(38,505)	(37,930)	(40,131)	(39,847)	(40,227)
Ceded claims and claim expenses	3,127	4,890	4,682	4,123	3,253
Ceding commission earned	10,172	10,205	10,182	10,246	9,669
Profit commission	19,400	17,131	18,310	19,083	19,958
The XOL Transactions
Ceded Premiums	$(11,210)	$(10,998)	$(11,037)	$(10,656)	$(10,350)
The ILN Transactions (2)
Ceded premiums	$(1,549)	$(2,383)	$(3,007)	$(3,036)	$(3,244)
(1)    Effective July 1, 2025, NMIC terminated its coverage with all reinsurers under the 2016 QSR Transaction by mutual agreement on a cut-off basis.
(2)    Effective April 27, 2026, NMIC exercised its optional call to terminate and commute its previously outstanding excess-of-loss reinsurance agreement with Oaktown Re VI Ltd., and the associated insurance-linked notes were redeemed in full with a distribution of remaining collateral assets.

The tables below present our total NIW by credit score, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

NIW by credit score (1)	For the three months ended			For the six months ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	(In Millions)
>= 760	$9,039	$7,237	$6,523	$16,276	$11,494
740-759	2,870	2,161	2,281	5,031	4,034
720-739	2,029	1,452	1,585	3,481	2,762
700-719	1,069	719	1,061	1,788	1,726
680-699	602	379	590	981	1,003
<=679	441	311	424	752	666
Total	$16,050	$12,259	$12,464	$28,309	$21,685
Weighted average credit score	760	762	756	761	757
(1) Includes de minimis amounts related to loans with VantageScore 4.0 credit scores for the three and six months ended June 30, 2026.

EXHIBIT 99.1

NIW by LTV	For the three months ended			For the six months ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	(In Millions)
95.01% and above	$2,095	$1,506	$1,544	$3,601	$2,691
90.01% to 95.00%	7,382	4,982	5,486	12,364	9,760
85.01% to 90.00%	4,611	3,840	3,887	8,451	6,638
85.00% and below	1,962	1,931	1,547	3,893	2,596
Total	$16,050	$12,259	$12,464	$28,309	$21,685
Weighted average LTV	92.1%	91.4%	92.0%	91.8%	92.1%

NIW by purchase/refinance mix	For the three months ended			For the six months ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	(In Millions)
Purchase	$14,291	$9,367	$11,813	$23,658	$20,635
Refinance	1,759	2,892	651	4,651	1,050
Total	$16,050	$12,259	$12,464	$28,309	$21,685

The table below presents a summary of our primary IIF and RIF by book year as of June 30, 2026.

Primary IIF and RIF	As of June 30, 2026
	IIF	RIF
Book Year	(In Millions)
2026	$27,724	$7,206
2025	42,152	10,987
2024	33,560	8,945
2023	25,585	6,786
2022	38,407	10,428
2021 and before	59,667	16,473
Total	$227,095	$60,825

EXHIBIT 99.1
    The tables below present our total primary IIF and RIF by credit score and LTV, and total primary RIF by loan type as of the dates indicated.

Primary IIF by credit score (1)	As of
	June 30, 2026	March 31, 2026	June 30, 2025
	(In Millions)
>= 760	$114,963	$112,057	$107,677
740-759	41,243	40,270	38,426
720-739	31,119	30,551	29,825
700-719	20,493	20,349	20,049
680-699	13,273	13,271	13,381
<=679	6,004	5,820	5,295
Total	$227,095	$222,318	$214,653
(1) Includes de minimis amounts related to loans with VantageScore 4.0 credit scores as of June 30, 2026.

Primary RIF by credit score (1)	As of
	June 30, 2026	March 31, 2026	June 30, 2025
	(In Millions)
>= 760	$30,454	$29,675	$28,596
740-759	11,118	10,854	10,342
720-739	8,455	8,293	8,086
700-719	5,641	5,590	5,483
680-699	3,635	3,628	3,635
<=679	1,522	1,477	1,354
Total	$60,825	$59,517	$57,496
(1) Includes de minimis amounts related to loans with VantageScore 4.0 credit scores as of June 30, 2026.

Primary IIF by LTV	As of
	June 30, 2026	March 31, 2026	June 30, 2025
	(In Millions)
95.01% and above	$28,683	$27,419	$25,052
90.01% to 95.00%	112,196	109,554	106,017
85.01% to 90.00%	65,799	65,693	65,109
85.00% and below	20,417	19,652	18,475
Total	$227,095	$222,318	$214,653

Primary RIF by LTV	As of
	June 30, 2026	March 31, 2026	June 30, 2025
	(In Millions)
95.01% and above	$9,057	$8,631	$7,843
90.01% to 95.00%	33,093	32,314	31,302
85.01% to 90.00%	16,266	16,250	16,152
85.00% and below	2,409	2,322	2,199
Total	$60,825	$59,517	$57,496

EXHIBIT 99.1

Primary RIF by Loan Type	As of
	June 30, 2026	March 31, 2026	June 30, 2025
Fixed	98%	98%	98%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	2	2	2
Total	100%	100%	100%
The table below presents a summary of the change in total primary IIF for the dates and periods indicated.

Primary IIF	As of and for the three months ended
	June 30, 2026	March 31, 2026	June 30, 2025
	(In Millions)
IIF, beginning of period	$222,318	$221,448	$211,308
NIW	16,050	12,259	12,464
Cancellations, principal repayments and other reductions	(11,273)	(11,389)	(9,119)
IIF, end of period	$227,095	$222,318	$214,653

Geographic Dispersion
    The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	June 30, 2026	March 31, 2026	June 30, 2025
California	10.0%	10.1%	10.1%
Texas	8.1	8.3	8.4
Florida	7.1	7.2	7.2
Illinois	4.1	4.0	3.9
Georgia	4.0	4.0	4.0
Virginia	3.7	3.7	3.7
Pennsylvania	3.6	3.6	3.5
Ohio	3.6	3.5	3.4
Washington	3.5	3.6	3.8
North Carolina	3.4	3.3	3.2
Total	51.1%	51.3%	51.2%

EXHIBIT 99.1
    The table below presents selected primary portfolio statistics, by book year, as of June 30, 2026.

	As of June 30, 2026
Book Year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current default rate (3)
	($ Values In Millions)
2017 and prior	$58,804	$2,889	5%	237,512	15,865	338	625	2.0%	0.4%	2.1%
2018	27,295	1,714	6%	104,043	9,454	318	219	2.4%	0.5%	3.4%
2019	45,141	4,203	9%	148,423	19,481	383	132	2.2%	0.3%	2.0%
2020	62,702	13,916	22%	186,174	51,842	535	84	1.4%	0.3%	1.0%
2021	85,574	36,945	43%	257,972	128,554	1,574	230	3.3%	0.7%	1.2%
2022	58,734	38,407	65%	163,281	115,741	2,203	381	16.8%	1.6%	1.9%
2023	40,473	25,585	63%	111,994	76,980	1,221	147	16.6%	1.2%	1.6%
2024	46,044	33,560	73%	120,747	94,382	1,038	41	15.0%	0.9%	1.1%
2025	48,900	42,152	86%	125,570	112,435	401	2	9.0%	0.3%	0.4%
2026	28,309	27,724	98%	70,578	69,539	9	—	1.0%	—%	—%
Total	$501,976	$227,095		1,526,294	694,273	8,020	1,861
(1)    Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.
(2)    Calculated as the sum of the number of claims paid ever to date and number of loans in default divided by policies ever in force.
(3)    Calculated as the number of loans in default divided by number of policies in force.

EXHIBIT 99.1
The following table provides a reconciliation of the beginning and ending reserve balances for insurance claims and claim expenses:

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
	(In Thousands)
Beginning balance	$211,204	$151,847	$196,429	$152,071
Less reinsurance recoverables (1)	(39,703)	(31,379)	(38,577)	(32,260)
Beginning balance, net of reinsurance recoverables	171,501	120,468	157,852	119,811

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	27,303	26,797	74,453	61,356
Prior years (3)	(14,156)	(13,685)	(40,645)	(43,766)
Total claims and claim expenses incurred (4)	13,147	13,112	33,808	17,590

Less claims paid:
Claims and claim expenses paid:
Current year (2)	39	110	39	110
Prior years (3)	10,460	4,393	19,142	8,469
Reinsurance terminations (5)	—	(1,251)	(1,670)	(1,506)
Total claims and claim expenses paid	10,499	3,252	17,511	7,073

Reserve at end of period, net of reinsurance recoverables	174,149	130,328	174,149	130,328
Add reinsurance recoverables (1)	40,434	32,705	40,434	32,705
Ending balance	$214,583	$163,033	$214,583	$163,033
(1)    Related to ceded losses recoverable under the QSR Transactions.
(2)    Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan defaulted in a prior year and subsequently cured and later re-defaulted in the current year, the default would be included in the current year. Amounts are presented net of reinsurance and included $61.4 million attributed to net case reserves and $11.8 million attributed to net IBNR reserves for the six months ended June 30, 2026 and $51.5 million attributed to net case reserves and $8.8 million attributed to net IBNR reserves for the six months ended June 30, 2025.
(3)    Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance and included $28.8 million attributed to net case reserves and $10.8 million attributed to net IBNR reserves for the six months ended June 30, 2026 and $34.9 million attributed to net case reserves and $8.1 million attributed to net IBNR reserves for the six months ended June 30, 2025.
(4)    Excludes aggregate termination fees of $0.3 million for the six months ended June 30, 2025 incurred in connection with the amendment of certain QSR Transactions.
(5)    Represents the settlement of reinsurance recoverables in conjunction with the termination or amendment of certain QSR transactions.

The following table provides a reconciliation of the beginning and ending count of loans in default:

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
Beginning default inventory	8,044	6,859	7,661	6,642
Plus: new defaults	2,520	2,169	5,237	4,590
Less: cures	(2,356)	(2,215)	(4,516)	(4,309)
Less: claims paid	(183)	(93)	(353)	(188)
Less: rescission and claims denied	(5)	(11)	(9)	(26)
Ending default inventory	8,020	6,709	8,020	6,709

EXHIBIT 99.1
    The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated:

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
	($ Values In Thousands)
Number of claims paid (1)	183	93	353	188
Total amount paid for claims	$12,896	$5,512	$23,672	$10,737
Average amount paid per claim	$70	$59	$67	$57
Severity (2)	89%	82%	88%	75%
(1)    Count includes 15 and 27 claims settled without payment during the three and six months ended June 30, 2026, respectively, and 16 and 36 claims settled without payment during the three and six months ended June 30, 2025, respectively.
(2)    Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.

    The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the dates indicated:

	As of June 30,
Average reserve per default:	2026	2025
	(In Thousands)
Case (1)	$24.6	$22.3
IBNR (1)(2)	2.2	2.0
Total	$26.8	$24.3
(1)    Defined as the gross reserve per insured loan in default.
(2)    Amount includes claims adjustment expenses.
    The following table provides a comparison of the PMIERs available assets and net risk-based required asset amount as reported by NMIC as of the dates indicated:

	As of
	June 30, 2026	March 31, 2026	June 30, 2025
	(In Thousands)
Available assets	$3,656,115	$3,630,735	$3,244,517
Net risk-based required assets	2,105,409	2,165,418	1,926,517